Exhibit 99.1

Qualys Announces First Quarter 2021 Financial Results

Revenue Growth of 12% Year-Over-Year

GAAP EPS: $0.01; Non-GAAP EPS: $0.74

Raises 2021 Revenue Guidance to $402.5-$404.5 million

FOSTER CITY, Calif., – May 5, 2021 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of disruptive cloud-based IT, security and compliance solutions, today announced financial results for the first quarter ended March 31, 2021. For the quarter, the Company reported revenues of $96.8 million, net income under United States Generally Accepted Accounting Principles (“U.S. GAAP”) of $0.2 million, non-GAAP net income of $29.8 million, Adjusted EBITDA of $44.6 million, GAAP net income per diluted share of $0.01, and non-GAAP net income per diluted share of $0.74.

“In the quarter, we continued to experience strong adoption of our Vulnerability Management, Detection and Response (VMDR®) application with paid Cloud Agent subscriptions growing approximately 58% year-over-year to 61 million deployed. As organizations continue to look for solutions to not only identify risk but also mitigate it quickly, we believe that VMDR is taking detection and response actions to the next level while setting a gold standard in the industry for security and compliance solutions. Given the power of VMDR to continuously detect vulnerabilities and misconfigurations across the entire global IT environment and respond in real time to remediate vulnerable or compromised assets from a single platform, adoption of our VMDR application continues to be a strategically important driver to our long-term growth,” said Sumedh Thakar, CEO of Qualys. “We are pleased with our strategic direction and remain confident that our innovative solutions, compelling value proposition, and strong market leadership position will lead to long-term value for our shareholders.”

First Quarter 2021 Financial Highlights

Revenues: Revenues for the first quarter of 2021 increased by 12% to $96.8 million compared to $86.3 million for the same quarter in 2020.

Gross Profit: GAAP gross profit for the first quarter of 2021 increased by 11% to $75.1 million compared to $67.8 million for the same quarter in 2020. GAAP gross margin was 78% for the first quarter of 2021 compared to 79% for the same quarter in 2020. Non-GAAP gross profit for the first quarter of 2021 increased by 11% to $77.6 million compared to $69.9 million for the same quarter in 2020. Non-GAAP gross margin was 80% for the first quarter of 2021 compared to 81% for the same quarter in 2020.

Operating Income (Loss): GAAP operating loss for the first quarter of 2021 was $2.7 million compared to GAAP operating income of $20.4 million for the same quarter in 2020, which primarily reflects an increase in stock-based compensation due to the accelerated vesting of the former CEO’s equity awards. As a percentage of revenues, GAAP operating income (loss) was negative 3% for the first quarter of 2021 compared to 24% for the same quarter in 2020. Non-GAAP operating income for the first quarter of 2021 increased by 16% to $37.1 million compared to $31.9 million for the same quarter in 2020. As a percentage of revenues, non-GAAP operating income was 38% for the first quarter of 2021 compared to 37% for the same quarter in 2020.

Net Income: GAAP net income for the first quarter of 2021 was $0.2 million, or $0.01 per diluted share, compared to $18.7 million, or $0.46 per diluted share, for the same quarter in 2020. The decrease in GAAP net income reflects the accelerated vesting of the former CEO’s equity awards, as described above. As a percentage of revenues, GAAP net income was 0% for the first quarter of 2021 compared to 22% for the same quarter in 2020. Non-GAAP net income for the first quarter of 2021 was $29.8 million, or $0.74 per diluted share, compared to non-GAAP net income of $26.6 million, or $0.65 per diluted share, for the same quarter in 2020. As a percentage of revenues, non-GAAP net income was 31% for both the first quarter of 2021 and the first quarter of 2020.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the first quarter of 2021 increased by 17% to $44.6 million compared to $38.2 million for the same quarter in 2020. As a percentage of revenues, Adjusted EBITDA was 46% for the first quarter of 2021 compared to 44% for the same quarter in 2020.

Operating Cash Flow: Operating cash flow for the first quarter of 2021 increased by 10% to $57.9 million compared to $52.4 million for the same quarter in 2020. As a percentage of revenues, operating cash flow was 60% for the first quarter of 2021 compared to 61% for the same quarter in 2020.

First Quarter 2021 Business Highlights

•	Expanded our partnership with HCL Technologies to embed Qualys VMDR into its managed security services offering, the CyberSecurity Fusion Center.

•	Extended the power of Qualys VMDR to Android and iOS/iPadOS for mobile devices to continuously assess device, OS, app and network vulnerabilities.

•

Introduced Qualys SaaS Detection and Response (SaaSDR) to provide continuous visibility, assessment and compliance for critical SaaS applications such as Microsoft Office 365, Google Workspace and Zoom through a single interface.

•	Held the virtual Qualys Security Conference EMEA 2021 with more than 2,000 IT and cybersecurity professionals attending over 55 learning sessions.

Financial Performance Outlook

Based on information as of today, May 5, 2021, Qualys is issuing the following financial guidance for the second quarter and full year fiscal 2021. The Company emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled “Legal Notice Regarding Forward-Looking Statements” below, including risks and uncertainties associated with the COVID-19 pandemic.

Second Quarter 2021 Guidance: Management expects revenues for the second quarter of 2021 to be in the range of $98.6 million to $99.2 million, representing 11% to 12% growth over the same quarter in 2020. GAAP net income per diluted share is expected to be in the range of $0.37 to $0.39, which assumes an effective income tax rate of 31%. Non-GAAP net income per diluted share is expected to be in the range of $0.67 to $0.69, which assumes a non-GAAP effective income tax rate of 21%. Second quarter 2021 net income per diluted share estimates are based on approximately 40.3 million weighted average diluted shares outstanding for the quarter.

Full Year 2021 Guidance: Management now expects revenues for the full year of 2021 to be in the range of $402.5 million to $404.5 million, representing 11% growth over 2020, up from the previous guidance range of $399.0 million to $402.0 million. GAAP net income per diluted share is expected to be in the range of $1.06 to $1.11, down from the previous guidance range of $1.39 to $1.44. This assumes an effective income tax rate of 28%, up from the previous assumption of 26%. Non-GAAP net income per diluted share is expected to be in the range of $2.67 to $2.72, up from the previous guidance range of $2.60 to $2.65. This assumes a non-GAAP effective income tax rate of 21%. Full year 2021 net income per diluted share estimates are based on approximately 40.4 million weighted average diluted shares outstanding.

Investor Conference Call

Qualys will host a conference call and live webcast to discuss its first quarter 2021 financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Wednesday, May 5, 2021. To access the conference call, dial (877) 881-2609 in the U.S. or (970) 315-0463 for international participants with conference ID #4595838. A live webcast of the earnings conference call, investor presentation and prepared remarks can be accessed at https://investor.qualys.com/events-presentations. A replay of the conference call will be available through the same webcast link following the end of the call.

Investor Contact

Blair King

Vice President, Investor Relations and Corporate Development

(650) 801-6299

ir@qualys.com

About Qualys

Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of disruptive cloud-based IT, security and compliance solutions with over 19,000 active customers in more than 130 countries, including a majority of each of the Forbes Global 100 and Fortune 100. Qualys helps organizations streamline and consolidate their security and compliance solutions in a single platform and build security into digital transformation initiatives for greater agility, better business outcomes, and substantial cost savings.

The Qualys Cloud Platform and its integrated Cloud Apps deliver businesses critical security intelligence continuously, enabling them to automate the full spectrum of auditing, compliance, and protection for IT systems and web applications across on premises, endpoints, cloud, containers, and mobile environments. Founded in 1999 as one of the first SaaS security companies, Qualys has established strategic partnerships with leading cloud providers like Amazon Web Services, Microsoft Azure and the Google Cloud Platform, and managed service providers and consulting organizations including Accenture, BT, Cognizant Technology Solutions, Deutsche Telekom, DXC Technology, Fujitsu, HCL Technologies, IBM, Infosys, NTT, Optiv, SecureWorks, Tata Communications, Verizon and Wipro. The company is also a founding member of the Cloud Security Alliance. For more information, please visit www.qualys.com.

Qualys, Qualys VMDR® and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, statements related to: our confidence that our solutions, value proposition and market leadership position will lead to long-term value for our shareholders; the benefits of our new and upcoming products, features, integrations, collaborations and joint solutions, and their impact upon our long-term growth; our guidance for revenues, GAAP EPS and non-GAAP EPS for the second quarter and full year 2021; and our expectations for the number of weighted average diluted shares outstanding and the GAAP and non-GAAP effective income tax rate for the second quarter and full year 2021. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles and seasonal buying patterns of our customers; the length of our sales cycle; the impact of the ongoing COVID-19 pandemic and related public health measures on our business and the global economy; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates; unexpected fluctuations in our effective income tax rate on a GAAP and non-GAAP basis; our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; any unanticipated accounting charges; and general market, political, economic and business conditions in the United States as well as globally. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the Securities and Exchange Commission on May 5, 2021.

The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, Qualys provides investors with certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA (defined as earnings before interest expense, interest income and other income (expense), net, income taxes, depreciation, amortization, and stock-based compensation) and non-GAAP free cash flows (defined as cash provided by operating activities less purchases of property and equipment (net of proceeds from disposal) and principal payments under finance lease obligations).

In computing non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense, and amortization of intangible assets from acquisitions. Qualys believes that these non-GAAP financial measures help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses, as well as the related tax effects, that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows.

Furthermore, Qualys uses some of these non-GAAP financial measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry.

Although Qualys does not focus on quarterly billings, Qualys provides calculated current billings (defined as total revenues recognized in a period plus the sequential change in current deferred revenue in the corresponding period) to assist investors and analysts in assessing its operating performance.

Qualys has not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share guidance because Qualys does not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation and amortization of intangible assets from acquisitions). The actual dollar amount of reconciling items in the second quarter and full year 2021 is likely to have a significant impact on the Company’s GAAP net income per diluted share in the second quarter and full year 2021. A reconciliation of the non-GAAP net income per diluted share guidance to the GAAP net income per diluted share guidance is not available without unreasonable effort.

In order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share include tax adjustments required to achieve the effective income tax rate on a non-GAAP basis, which could differ from the GAAP effective income tax rate. The Company believes its estimated non-GAAP effective income tax rate of 21% in 2021 is a reasonable estimate under its global operating structure. The Company may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective income tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Revenues	$96,756	$86,263
Cost of revenues (1)	21,680	18,495

Gross profit	75,076	67,768
Operating expenses:
Research and development (1)	17,749	17,983
Sales and marketing (1)	17,989	18,230
General and administrative (1)	42,043	11,124

Total operating expenses	77,781	47,337

Income (loss) from operations	(2,705)	20,431
Other income (expense), net:
Interest expense	(4)	(3)
Interest income	746	1,924
Other income (expense), net	(244)	(135)

Total other income, net	498	1,786

Income (loss) before income taxes	(2,207)	22,217
Income tax provision (benefit)	(2,435)	3,523

Net income	$228	$18,694

Net income per share:
Basic	$0.01	$0.48

Diluted	$0.01	$0.46

Weighted average shares used in computing net income per share:
Basic	39,209	39,112

Diluted	40,430	40,846

(1) Includes stock-based compensation as follows:
Cost of revenues	$875	$614
Research and development	2,215	3,437
Sales and marketing	1,628	1,560
General and administrative	33,484	4,386

Total stock-based compensation	$38,202	$9,997

Qualys, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$108,753	$74,132
Short-term marketable securities	247,982	281,892
Accounts receivable, net	85,222	100,179
Prepaid expenses and other current assets	22,099	19,142

Total current assets	464,056	475,345
Long-term marketable securities	101,474	98,458
Property and equipment, net	64,143	64,850
Operating leases—right of use asset	42,113	44,838
Deferred tax assets, net	20,786	15,811
Intangible assets, net	10,361	12,006
Goodwill	7,447	7,447
Restricted cash	1,200	1,200
Other noncurrent assets	18,362	16,864

Total assets	$729,942	$736,819

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,164	$731
Accrued liabilities	27,836	29,833
Deferred revenues, current	218,898	213,494
Operating lease liabilities, current	11,846	11,672

Total current liabilities	259,744	255,730
Deferred revenues, noncurrent	29,010	30,540
Operating lease liabilities, noncurrent	42,692	45,700
Other noncurrent liabilities	1,388	367

Total liabilities	332,834	332,337
Stockholders’ equity:
Common stock	39	39
Additional paid-in capital	420,950	401,359
Accumulated other comprehensive income (loss)	120	(484)
Retained earnings (Accumulated deficit)	(24,001)	3,568

Total stockholders’ equity	397,108	404,482

Total liabilities and stockholders’ equity	$729,942	$736,819

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2021	2020
Cash flow from operating activities:
Net income	$228	$18,694
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	9,078	7,747
Bad debt expense	138	148
Stock-based compensation	38,202	9,997
Amortization of premiums (accretion of discounts) on marketable securities	967	(64)
Deferred income taxes	(5,162)	1,784
Changes in operating assets and liabilities:
Accounts receivable	14,819	5,190
Prepaid expenses and other assets	(6,083)	(1,629)
Accounts payable	107	(262)
Accrued liabilities	1,686	253
Deferred revenues	3,874	10,577

Net cash provided by operating activities	57,854	52,435

Cash flow from investing activities:
Purchases of marketable securities	(115,610)	(85,567)
Sales and maturities of marketable securities	145,044	129,651
Purchases of property and equipment	(6,259)	(7,271)

Net cash provided by investing activities	23,175	36,813

Cash flow from financing activities:
Repurchase of common stock	(31,029)	(28,926)
Proceeds from exercise of stock options	2,264	4,714
Payments for taxes related to net share settlement of equity awards	(17,643)	(5,000)
Principal payments under finance lease obligations	—	(30)

Net cash used in financing activities	(46,408)	(29,242)

Net increase in cash, cash equivalents and restricted cash	34,621	60,006
Cash, cash equivalents and restricted cash at beginning of period	75,332	88,759

Cash, cash equivalents and restricted cash at end of period	$109,953	$148,765

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2021	2020
Net income	$228	$18,694
Depreciation and amortization of property and equipment	7,433	6,227
Amortization of intangible assets	1,645	1,520
Income tax provision (benefit)	(2,435)	3,523
Stock-based compensation	38,202	9,997
Other income, net	(498)	(1,786)

Adjusted EBITDA	$44,575	$38,175

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

(Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
GAAP Cost of revenues	$21,680	$18,495
Less: Stock-based compensation	(875)	(614)
Less: Amortization of intangible assets	(1,620)	(1,495)

Non-GAAP Cost of revenues	$19,185	$16,386

GAAP Gross profit	$75,076	$67,768
Plus: Stock-based compensation	875	614
Plus: Amortization of intangible assets	1,620	1,495

Non-GAAP Gross Profit	$77,571	$69,877

GAAP Research and development	$17,749	$17,983
Less: Stock-based compensation	(2,215)	(3,437)
Less: Amortization of intangible assets	(25)	(25)

Non-GAAP Research and development	$15,509	$14,521

GAAP Sales and marketing	$17,989	$18,230
Less: Stock-based compensation	(1,628)	(1,560)

Non-GAAP Sales and marketing	$16,361	$16,670

GAAP General and administrative	$42,043	$11,124
Less: Stock-based compensation	(33,484)	(4,386)

Non-GAAP General and administrative	$8,559	$6,738

GAAP Operating expenses	$77,781	$47,337
Less: Stock-based compensation	(37,327)	(9,383)
Less: Amortization of intangible assets	(25)	(25)

Non-GAAP Operating expenses	$40,429	$37,929

GAAP Income (loss) from operations	$(2,705)	$20,431
Plus: Stock-based compensation	38,202	9,997
Plus: Amortization of intangible assets	1,645	1,520

Non-GAAP Income from operations	$37,142	$31,948

GAAP Net income	$228	$18,694
Plus: Stock-based compensation	38,202	9,997
Plus: Amortization of intangible assets	1,645	1,520
Less: Tax adjustment	(10,313)	(3,570)

Non-GAAP Net income	$29,762	$26,641

Non-GAAP Net income per share:
Basic	$0.76	$0.68

Diluted	$0.74	$0.65

Weighted average shares used in non-GAAP net income per share:
Basic	39,209	39,112

Diluted	40,430	40,846

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

FREE CASH FLOWS

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2021	2020
GAAP Cash flows provided by operating activities	$57,854	$52,435
Less:
Purchases of property and equipment, net of proceeds from disposal	(6,259)	(7,271)
Principal payments under finance lease obligations	—	(30)

Non-GAAP Free cash flows	$51,595	$45,134

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

CALCULATED CURRENT BILLINGS

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2021	2020
GAAP Revenue	$96,756	$86,263
Plus: Current deferred revenue at March 31	218,898	201,861
Less: Current deferred revenue at December 31	(213,494)	(192,172)

Non-GAAP Calculated current billings	$102,160	$95,952

Calculated current billings growth compared to same quarter of prior year	6%	13%